Exhibit 99.1

Forward-looking Statements
This presentation contains statements that are forward-looking.  Such statements are based on our current and periodic reports filed with the SEC. Actual results could differ materially from those currently anticipated.  Certain of the information contained herein is derived from independent research reports and similar sources, which are believed by us to be reliable but which we have not independently verified and for which we cannot be responsible.  We undertake no duty or obligation to update any of the information contained in this presentation.

Consolidated Financial Results
Ampex Corporation Statement of Operations
(in thousands)
Year Ended December 31,
2005 2004 2003
Licensing revenue $28,914 $72,869 $10,054
Product sales and service revenue 24,240 28,582 33,305
Total revenue 53,154 101,451 43,359
Costs and expenses 34,404 35,682 37,425
Operating income before litigation expense 18,750 65,769 5,934
Litigation expense 9,550 4,925 -
Interest expense, net 2,412 9,628 8,954
Other (income) expense, net 227 1,608 1,916
Income (loss) before taxes 6,561 49,608 (4,936)
Provision (benefit) for taxes 749 1,098 (3,172)
Net income (loss) from continuing operations 5,812 48,510 (1,764)
Diluted EPS from continuing operations $1.51 $12.73 ($0.53)

Licensing History
• Major technology leader in professional television
– 12 technical Emmys (September 2005 slow motion instant replay)
– 1 technical Oscar
• Licensed consumer products (analog VCR) since 1968
– Average annual VCR royalties $16 million from 1990 – 2000
– As early patents expired added new patented features to extend life of patent licenses
• Pioneered digital video
– Digital special effects, digital time base correctors etc., in 1980’s
–
Invented first commercial digital image compression system
– DCT 1990’s
• Digital image compression is now used in a host of consumer products

Licensing Opportunities
• Current licensing revenues are derived from
– Digital video camcorders
– Digital still cameras
– DVD recorders
• Major focus on camera-equipped cellular telephones (still and motion video)
– Notification letters sent to major manufacturers in Q4 2004
– Multi-year negotiation process expected
• Evaluating use of Ampex patents in additional products
– Set-top cable TV recorders
– Digital television receivers

Market Size* - 2006
* Worldwide market – source IDC
N/A Set-top cable box recorders
50.4 Camera-equipped cellular telephones
2.8 DVD recorders
31.6 Digital still cameras
9.4 Digital video camcorders
$ Billions Product

Current Royalty Agreements
Camcorders
• Revenues $7.8 million in 2005
• All significant manufacturers are now licensees
– 3 agreements provide for running royalty payments payable quarterly in arrears
– 3 agreements are prepaid through a future date
• Running royalties should increase significantly
– Sony prepayment expires in April 2006
– Sony running royalty payments scheduled to begin thereafter
– Sony’s estimated market share >50%
– Depends on future selling prices and unit volumes
• Multiple patents in force through 2013

Current Royalty Agreements, continued
Digital Still Cameras (“DSC”)
• Revenues $20.4 million in 2005
• 13 manufacturers are now licensees, representing 80%* of U.S. sales in 2005
– Kodak District Court litigation to begin in 2006
• By agreement, licensees pay only on “Rapid Image Retrieval” through the expiration date
– Expires in U.S. on April 11, 2006
• Issued patent infringement claim charts to three licensees
– “Feed Forward Quantization” patent expires in 2013
• May initiate litigation in 2006 if negotiations are unproductive
* Based on NPD Group

9 Current Royalty Agreements, continued DVD Recorders • Revenues in 2005 < $1.0 million • One licensee • In discussions with several larger manufacturers • Growing market

Recorders Business Segment
Ampex Data Systems Corporation
(in thousands)
Year ended December 31,
2005 2004
Systems sales $8,519 $10,531
Service revenues 8,858 8,739
Aftermarket and tape 6,863 9,312
Total revenues 24,240 28,582
Gross margins 12,058 11,830
Research and development 4,180 3,934
Selling and administrative 6,040 6,358
Operating Income 1,566 1,538
Backlog at year-end $9,100 $3,700

Summary
• Baseline profitability from recurring revenues
– Recorders business segment
– Digital video camcorder and DVD recorder licensing
– Significant royalty increase expected from these products in 2006
• Digital still camera licenses in transition
– Predominantly US royalties in 2005
– Potential to extend royalties to additional countries if Feed Forward Quantization or other patents are used
– DSC royalties may cease in 2006 if other patents are not used
• Camera phones, set-top cable TV recorders
– In technical evaluation or negotiating phase
– May represent significant source of future revenues due to size of markets
• New litigation may be necessary
• Other factors
– Long-term debt totals $25.7 million at December 31, 2005
– Approximately 3.9 million diluted shares outstanding
– Tax-loss carry forwards of $173.0 million to shelter future income